                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement    [_] CONFIDENTIAL, FOR USE OF THE
                                       COMMISSION ONLY (AS PERMITTED BY
                                       RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           O'Reilly Automotive, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.

     -------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------

Notes:

                               O'REILLY AUTO PARTS
                            PROFESSIONAL PARTS PEOPLE













                                  April 3, 1998





Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of O'Reilly Automotive, Inc. to be held at the University Plaza Convention Center, Arizona Room, 333 John Q. Hammons Parkway, Springfield, Missouri on Tuesday, May 5, 1998, at 10:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     In order to assist us in preparing for the Annual Meeting, please let us know if you plan to attend by contacting Tricia Headley, our Corporate Secretary, at 233 South Patterson, Springfield, Missouri 65802, (417) 862-2674 ext. 1161.

     We look forward to seeing you at the Annual Meeting.




                                          David E. O'Reilly
                                          President and Chief Executive Officer

                            O'REILLY AUTOMOTIVE, INC.
                               233 South Patterson
                           Springfield, Missouri 65802


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held on May 5, 1998

 Springfield, Missouri
April 3, 1998

To the Shareholders
of O'Reilly Automotive, Inc.:

The Annual Meeting of Shareholders of O'Reilly Automotive, Inc. (the "Company"), will be held on Tuesday, May 5, 1998, at 10:00 a.m., local time, at the University Plaza Convention Center, 333 John Q. Hammons Parkway, Springfield, Missouri 65806, for the following purposes:

          (1) To elect three Class II Directors to the Company's Board of Directors, to serve for three years;

          (2) To consider and vote upon a proposal to amend the Company's 1993 Stock Option Plan;

          (3) To consider and vote upon a proposal to amend the Company's Directors' Stock Option Plan; and

          (4) Transacting such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on February 27, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements. A list of all shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be open at the principal office of the Company at 233 South Patterson, Springfield, Missouri 65802, during usual business hours, to the examination of any shareholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof. The list will also be available for examination throughout the conduct of the meeting.

     A copy of the Company's Annual Shareholders' Report for fiscal year 1997 accompanies this notice.

                                              By Order of the Board of Directors



                                              TRICIA HEADLEY
                                              Secretary








--------------------------------------------------------------------------------
                                    IMPORTANT

Whether or not you intend to be present at the meeting, please mark, sign, date and return the accompanying proxy promptly. An addressed, postage-paid return envelope is enclosed for your convenience.

                            O'REILLY AUTOMOTIVE, INC.
                               233 South Patterson
                           Springfield, Missouri 65802


                                 PROXY STATEMENT

                             SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of O'Reilly Automotive, Inc. (the "Company"), for use at the Annual Meeting of the Company's shareholders to be held at the University Plaza Convention Center, 333 John Q. Hammons Parkway, Springfield, Missouri 65806, on Tuesday, May 5, 1998, at 10:00 a.m., local time, and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 3, 1998.


                              REVOCABILITY OF PROXY

     If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing of such revocation at any time prior to the voting of the proxy.


                                   RECORD DATE

     Shareholders of record at the close of business on February 27, 1998 will be entitled to vote at the Annual Meeting.


                         ACTION TO BE TAKEN UNDER PROXY

     All properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder's directions specified in the proxy. If no such directions have been specified by marking the appropriate squares in the accompanying proxy card, the shares will be voted by the persons named in the enclosed proxy card as follows:

     (1) FOR the election of Rosalie O'Reilly Wooten, Lawrence P. O'Reilly and Joe C. Greene named herein as nominees for Class II Directors of the Company to hold office until the annual meeting of the Company's shareholders in 2001 and until their successors have been duly elected and qualified;

     (2) FOR approval of the Board of Directors' adoption of the amendment to the Company's 1993 Stock Option Plan to increase the number of shares covered thereunder from 2,000,000 to 3,000,000;

     (3) FOR approval of the Board of Directors' adoption of the amendment to the Company's Directors' Stock Option Plan to increase the number of shares covered thereunder from 100,000 to 150,000; and

     (4) According to their judgment on the transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Neither of the three nominees have indicated that they would be unable or will decline to serve as a Director. However, should any nominee become unable or unwilling to serve for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in their stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable to serve as a Director.

                       VOTING SECURITIES AND VOTING RIGHTS

     On February 27, 1998, there were 21,149,429 shares of common stock, having a par value of $.01 per share ("Common Stock"), outstanding, which constitute all of the outstanding shares of the voting capital stock of the Company. Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting, including the election of Directors.

     A majority of the outstanding shares present or represented by proxy will constitute a quorum at the meeting. The affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each person nominated for Director. Shares represented by proxies which are marked "WITHHOLD AUTHORITY" with respect to the election of any person to serve on the Board of Directors will be considered in determining whether the requisite number of affirmative votes are cast on such matters. Accordingly, such proxies will have the same effect as a vote against the nominee as to which such direction applies. With regard to any other matter, except for the election of Directors, abstentions (including proxies which deny discretionary authority on any matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such matter. Broker non-votes will not be treated as shares represented at the meeting as to such matter(s) not voted on and therefore will have no effect.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of February 27, 1998, the beneficial ownership of each current Director (including the three nominees for Director), each of the executive officers named in the Summary Compensation Table set forth herein, the executive officers and Directors as a group, and each shareholder known to management of the Company to own beneficially more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.

                                                Amount and Nature of     Percent
         Name and Address                      Beneficial Ownership     of Class
---------------------------------------        ---------------------    --------
Charles H. "Chub" O'Reilly, Sr. (a) (b)                   46,535              *
Charles H. O'Reilly, Jr. (a) (c)                       1,690,455            7.8%
David E. O'Reilly (a) (d)                              1,858,633            8.6
Lawrence P. O'Reilly (a) (e)                           2,298,638           10.6
Rosalie O'Reilly Wooten  (a) (f)                       1,458,170            6.7
Ted F. Wise  (a) (g)                                     160,981              *
Jay Burchfield (h)                                         7,000              *
Joe C. Greene (i)                                         22,200              *
All Directors and executive officers                   7,578,603           34.9
   as a group (9 persons) (j)
The Northwestern Mutual Life
   Insurance Company (k)                              1,162,900             5.4
Wasatch Advisors, Inc.  (l)                           1,409,977             6.5
Nicholas Company, Inc.  (m)                           1,135,000             5.2
-----
* less than 1%

(a)  The  address  of  Messrs.   O'Reilly,  Wise  and  Ms.  Wooten  is  O'Reilly
     Automotive, Inc., 233 S. Patterson, Springfield, Missouri 65802.

(b) The stated number of shares includes 1,725 shares held in the O'Reilly Automotive Employee Stock Purchase Plan with ChaseMellon Shareholder Services as trustee and 4,810 shares held in the O'Reilly Employee Savings Plus Plan with Bankers Trust as trustee.

(c) The stated number of shares includes 656,610 shares controlled by Mr. O'Reilly as trustee of a trust for the benefit of his children, 63,564 shares held by Mr. O'Reilly as trustee for his son, 203,418 shares controlled by Mr. O'Reilly's wife pursuant to a voting trust, 60,000 shares controlled by Mr. O'Reilly as a general partner of a family limited partnership, 1,715 shares held in the O'Reilly Employee Savings Plus Plan with Bankers Trust as trustee and 100,000 shares subject to options currently exercisable.

(d) The stated number of shares includes 1,097,068 shares controlled by Mr. O'Reilly as trustee under two trusts for the benefit of his children, 238,406 shares held by Mr. O'Reilly as custodian for two of his three children, 880 shares held in the O'Reilly Employee Savings Plus Plan with Bankers Trust as trustee and 140,000 shares subject to options currently exercisable.

(e) The stated number of shares includes 1,114,784 shares controlled by Mr. O'Reilly as trustee under a trust for the benefit of his children, 96,632 shares held by Mr. O'Reilly as custodian for his daughter, 256,954 shares controlled by Mr. O'Reilly's wife pursuant to a voting trust, 1,760 shares held in the O'Reilly Employee Savings Plus Plan with Bankers Trust as trustee and 140,000 shares subject to options currently exercisable.

(f)  The stated  number of shares  includes  496,586  shares  controlled  by Ms.
     Wooten as  trustee  of a trust for the  benefit  of her  children,  270,460 shares held by Ms. Wooten as custodian for her children, 177,394 shares controlled by Ms. Wooten's husband as trustee for the benefit of Ms. Wooten's children and their descendants, 1,118 shares held in the O'Reilly Employee Savings Plus Plan with Bankers Trust as trustee and 40,000 shares subject to options currently exercisable.

(g) Includes 59,548 shares held of record by a revocable trust of which Mr. Wise, as the sole trustee, has sole voting and investing power, 1,433 shares held in the O'Reilly Employee Savings Plus Plan with Bankers Trust as trustee and 60,000 shares subject to options which are currently exercisable. Also includes 40,000 shares held of record by a revocable trust of which Mr. Wise's wife, as the sole trustee, has sole voting and investment power.

(h) Includes 5,000 shares subject to currently exercisable options. Mr. Burchfield's mailing address is 1400 East Briar, Springfield, Missouri 65804.

(i) Includes 20,000 shares subject to currently exercisable options. Mr. Greene's mailing address is 1340 East Woodhurst, Springfield, Missouri 65804.

(j) Includes options to purchase a total of 440,000 shares held by such directors and executive officers which are currently exercisable.

(k) As reflected on such beneficial owner's Schedule 13G dated as of December 31, 1997, provided to the Company in accordance with the Securities Exchange Act of 1934, as amended. The Northwestern Mutual Life Insurance Company (TNMLIC) is an insurance company as defined in section 3(a)(19) of the Act. Of the 1,162,900 shares beneficially owned: 517,400 shares are owned by the Growth Stock Portfolio of Northwestern Mutual Series Fund, Inc., a wholly owned subsidiary of TNMLIC and a registered investment company; 121,800 shares are held in The Northwestern Mutual Life Insurance Group Annuity Separate Account; 4,900 shares are owned by the Asset Allocation Fund; 26,000 shares are owned by the Aggressive Growth Stock Fund of Mason Street Funds, Inc., an affiliate of TNMLIC and a registered investment company; and 33,000 shares are held by a custodian for the benefit of MGIC Investment Corporation. TNMLIC reported sole voting and dispositive power of 459,800 shares and shared voting and dispositive power of 703,100 shares. Such beneficial owner's mailing address is believed to be 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202

(l) As reflected on such beneficial owner's Schedule 13G dated as of December 31, 1997, provided to the Company in accordance with the Securities Exchange Act of 1934, as amended. Such beneficial owner's mailing address is believed to be 68 South Main Street, Suite 400, Salt Lake City, Utah 84101.

(m) As reflected on such beneficial owner's Schedule 13G dated as of December 31, 1997, provided to the Company in accordance with the Securities Exchange Act of 1934, as amended. Such beneficial owner's mailing address is believed to be 700 North Water Street, Milwaukee, Wisconsin 53202.

                   PROPOSAL 1--ELECTION OF CLASS II DIRECTORS

        INFORMATION ABOUT THE NOMINEES AND DIRECTORS CONTINUING IN OFFICE

     The Company's Amended and Restated By-laws currently provide for three classes of Directors, each class serving for a three-year term expiring one year after expiration of the term of the preceding class, so that the term of one class will expire each year. The terms of the current Class III and Class I Directors expire in 1999 and 2000, respectively. The Board of Directors has nominated Rosalie O'Reilly Wooten, Lawrence P. O'Reilly and Joe C. Greene, who are the current Class II Directors, for a term expiring at the annual shareholders meeting in 2001. The following table lists the principal occupation for at least the last five years of each of the nominees and the present directors continuing in office, his or her present positions and offices with the Company, the year in which he or she first was elected or appointed a director (each serving continuously since first elected or appointed), his or her age and his or her directorships in any company with a class of securities registered pursuant to Sections 12 or 15(d) of the Securities Exchange Act of 1934 or in any company registered as an investment company under the Investment Company Act of 1940. Charles H. O'Reilly, Sr. is the father of Charles H. O'Reilly, Jr., Rosalie O'Reilly Wooten, Lawrence P. O'Reilly and David E. O'Reilly.


                    INFORMATION CONCERNING BOARD OF DIRECTORS

     During 1997, 5 meetings of the Board of Directors were held. During such year, each Director attended 85% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a Director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the period for which he or she served, with the exception of Charles H. O'Reilly, Sr., who attended 40% of the aggregate meetings

     The Board of Directors of the Company has a standing Audit Committee consisting of Messrs. David E. O'Reilly, Jay D. Burchfield and Joe C. Greene and a standing Compensation Committee consisting of Messrs. Burchfield and Greene. Mr. Burchfield replaced Mr. Paul Lederer (resigned July 1, 1997) on both the Audit Committee and the Compensation Committee effective August 20, 1997. The purpose of the Audit Committee is to review the results and scope of the audit and services provided by the Company's independent public accountants. The purpose of the Compensation Committee is to act on behalf of the Board of Directors with respect to the establishment and administration of the policies which govern the annual compensation of the Company's executive officers. The Compensation Committee also administers the Company's stock option and other benefit plans. During 1997, one Audit Committee meeting and one Compensation Committee meeting were held.

     The Company has no standing nominating committee or other committee performing a similar function.

                                                                         Served
                                                                           As
                                                                        Director
            Name             Age             Principal Occupation         Since
------------------------    -----    ----------------------------------- -------

                     DIRECTORS CONTINUING IN OFFICE--CLASS I
                            (TERMS EXPIRING IN 2000)

Charles H. O'Reilly, Sr.      85     Chairman Emeritus since March 1993     1957
                                     and a co-founder of the Company;
                                     Chairman of the Board from 1975
                                     to March 1993

Charles H. O'Reilly, Jr.      58     Chairman of the Board since            1966
                                     March 1993; President and Chief
                                     Executive Officer of the Company
                                     from 1975 to March 1993

                         NOMINEES FOR DIRECTOR--CLASS II
                   (TO BE ELECTED TO SERVE A THREE-YEAR TERM)

Rosalie O'Reilly Wooten       56     Executive Vice-President of the        1980
                                     Company since 1980

Lawrence P. O'Reilly          51     President and Chief Operating          1969
                                     Officer of the Company since
                                     March 1993; Vice-President of
                                     the Company from 1975 to March 1993

Joe C. Greene                 62     Attorney-At-Law and managing           1993
                                     partner of the Springfield,
                                     Missouri firm of Greene & Curtis,
                                     LLP; Mr. Greene has been engaged
                                     in the private practice of law
                                     for more than 30 years

                    DIRECTORS CONTINUING IN OFFICE--CLASS III
                            (TERMS EXPIRING IN 1999)

David E. O'Reilly             48     President and Chief Executive          1972
                                     Officer of the Company since
                                     March 1993; Vice President of
                                     the Company from 1975 to March 1993

Jay Burchfield                52     Chairman of the Board and Director     1997
                                     of City Bancorp in Springfield,
                                     Missouri from January 1997 to
                                     present; Chairman of the Board and
                                     CEO of Boatmen's National Bank of
                                     Oklahoma in Tulsa, Oklahoma from
                                     January 1996 to January 1997;
                                     Chairman, President and CEO of
                                     Boatmen's Bank of Southern Missouri
                                     in Springfield, Missouri from April 1987
                                     to January 1996.  Mr. Burchfield's
                                     career has spanned more than 24 years
                                     in the banking industry.

                            COMPENSATION OF DIRECTORS

     The Company pays an annual fee of $10,000 to Directors who are not employees of the Company. In addition, the Company pays non-employee Directors $500 for each Board of Directors meeting or committee meeting attended. The Company also reimburses Directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Directors' fees of $21,000 were paid during 1997.

     The Company also maintains a Directors' Stock Option Plan, providing for an automatic annual grant (on the first business day following an annual shareholders' meeting) to each director, who is not an employee of the Company of a non-qualified stock option to purchase 5,000 shares of Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date the option is granted. Director stock options expire immediately upon the date on which the optionee ceases to be a director for any reason or seven years after the date on which the option is granted, whichever first occurs. Each of the Company's three non-employee directors were granted options in 1997 to purchase 5,000 shares of Common Stock under the Company's Directors' Stock Option Plan at an exercise price of $18.56 per share (Messrs. Lederer and Greene) and $20.88 per share (Burchfield).


                        COMPENSATION COMMITTEE INTERLOCKS

     The Compensation Committee consists of Joe C. Greene and Jay Burchfield. Paul Lederer served on the Compensation Committee until his resignation effective July 1, 1997. Effective August 20, 1997, Mr. Burchfield filled the vacancy left by Mr. Lederer and will serve as director through the remaining term ending at the May 1999 Annual Shareholders meeting.

     Joe C. Greene, a Director of the Company, is the Managing Partner of the law firm of Greene & Curtis, LLP, which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

     Jay Burchfield, a Director of the Company since August 20, 1997, is the Chairman of the Board of Directors of City Bancorp in Springfield, Missouri. Mr. Burchfield's career has spanned 24 years, primarily in banking.

     Paul R. Lederer, was a Director of the Company until his resignation in July 1997. Mr. Lederer is President and Chief Executive Officer of Fel-Pro, Inc.. Since mid 1993, Fel-Pro has been a vendor of products to the Company. The Company's net purchases from Fel-Pro were $4,002,973 in 1997.

     The terms of transactions with Fel-Pro and the legal services provided by Mr. Greene are no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated parties.

                             EXECUTIVE COMPENSATION

     The following information is given for the fiscal years ended December 31, 1997, 1996 and 1995 concerning annual and long-term compensation for services rendered to the Company and its subsidiaries for the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (other than the Chief Executive Officer) during 1997.

                           Summary Compensation Table

                                                                       Long Term Compensation
                                                               ---------------------------------------
                                                                          Awards             Payouts
                                                               ---------------------------  ----------
                                      Annual Compensation                     Securities                 All Other
        Name and               ------------------------------   Restricted    Underlying     LTIP      Compensation
   Principal Position    Year  Salary($)(a) Bonus($) Other($)  Stock Awards  Options(c)(#)  Payouts($)     ($)(b)
-----------------------  ----  ------------ -------- --------  ------------  -------------  ---------- ------------

Charles H. O'Reilly, Jr. 1997     199,000    199,000       -             -        15,000          -          7,631
 Chairman of the Board   1996     192,000    192,000       -             -             -          -          7,641
                         1995     186,400    186,400       -             -             -          -          6,947

David E. O'Reilly        1997     258,500    258,500       -             -        70,000          -          7,079
 President and Chief     1996     240,000    240,000       -             -             -          -          7,116
  Executive Officer      1995     233,000    233,000       -             -             -          -          6,986

Lawrence P. O'Reilly     1997     258,500    258,500       -             -        70,000          -          7,307
 President and Chief     1996     240,000    240,000       -             -             -          -          7,344
  Operating Officer      1995     233,000    233,000       -             -             -          -          6,986

Rosalie O'Reilly Wooten  1997     158,000          -       -             -        15,000          -          6,437
 Executive Vice          1996     149,000     31,000       -             -             -          -          6,099
  President              1995     145,000     30,000       -             -             -          -          4,569

Ted F. Wise              1997     173,000     85,000       -             -        50,000          -          7,079
 Executive Vice          1996     165,000     75,000       -             -             -          -          6,700
  President              1995     150,000     50,000       -             -             -          -          5,639
---

(a) Includes portion of salary deferred at named executive's election under the Company's Profit Sharing and Savings Plan.

(b) "All Other Compensation" for the year ended December 31, 1997 includes (i) Company contributions of $6,731, $6,731, $6,731, $5,537 and $6,731 to its Profit Sharing and Savings Plan made on behalf of David E. O'Reilly, Charles H. O'Reilly, Jr., Lawrence P. O'Reilly, Rosalie O'Reilly Wooten and Ted F. Wise, respectively, and (ii) the benefits inuring to David E. O'Reilly ($348), Charles
H. O'Reilly, Jr. ($900), Lawrence P. O'Reilly ($576), Rosalie O'Reilly Wooten ($900) and Ted F. Wise ($348) from the Company's payment of certain life insurance premiums.

(c) See "Option Grants in Last Fiscal Year Table" and "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year Option Values" tables for additional information with respect to these options.

                         INFORMATION AS TO STOCK OPTIONS

     The following table provides certain information concerning grants of options to purchase Common Stock made during the 1997 fiscal year to the named executive officers. All stock options were granted pursuant to the Company's 1993 Stock Option Plan.

                        Option Grants in Last Fiscal Year


                                 Individual Grants                              Value at Assumed
---------------------------------------------------------------------------     Annual Rates of
                        Number of % of Total Stock Price
                           Securities      Options                              Appreciation For      Grant
                           Underlying     Granted to  Exercise                    Option Term         Date
                             Options      Employees   Price Per  Expiration  ---------------------   Present
          Name               Granted       in 1997      Share       Date       5% ($)     10% ($)     Value
------------------------  --------------  ----------  ---------  ----------  ---------  ----------  ---------
Charles H. O'Reilly, Jr.    15,000 (2)        2.0%     $24.500     12/01/07   $231,119  $  585,700   $367,500
David E. O'Reilly           40,000 (1)        5.3%      16.500     02/05/02    182,346     402,937    660,000
David E. O'Reilly           30,000 (2)        4.0%      24.500     12/01/07    462,238   1,171,401    735,000
Lawrence P. O'Reilly        40,000 (1)        5.3%      16.500     02/05/02    182,346     402,937    660,000
Lawrence P. O'Reilly        30,000 (2)        4.0%      24.500     12/01/07    462,238   1,171,401    735,000
Rosalie O'Reilly Wooten     15,000 (2)        2.0%      24.500     12/01/07    231,119     585,700    367,500
Ted F. Wise                 20,000 (1)        2.7%      16.313     02/26/02     90,151     199,209    326,300
Ted F. Wise                 30,000 (2)        4.0%      24.500     12/01/07    462,238   1,171,401    735,000
-------

(1) Stock options become exercisable in full one year after the date of grant.

(2) Such options become exercisable with respect to 25% of the covered shares one year from the date of grant which was December 1, 1997; 50% exercisable two years from the date of grant; 75% exercisable three years from the date of grant and the remainder become exercisable four years from the date of grant.


                 Aggregated Option Exercises in Last Fiscal Year
                          and Fiscal Year Option Values

                            Number of                        Number of        Value of Unexercised
                           Securities                  Unexercised Options        In-The-Money
                           Underlying                       at FY-End                Options
                             Options        Value          Exercisable/          at FY-End ($)(1)
          Name            Exercised (#)  Realized ($)     Unexercisable     Exercisable/Unexercisable
------------------------  -------------  ------------  -------------------  -------------------------
Charles H. O'Reilly, Jr.            0              0      100,000 / 15,000        1,312,500 / 26,250
David E. O'Reilly                   0              0      100,000 / 70,000        1,312,500 / 442,500
Lawrence P. O'Reilly                0              0      100,000 / 70,000        1,312,500 / 442,500
Rosalie O'Reilly Wooten             0              0       40,000 / 15,000          525,000 / 26,250
Ted F. Wise                    10,000        102,500       40,000 / 50,000          518,750 / 251,200
-------

(1) Represents the market value of the underlying Common Stock on December 31, 1997, less the aggregate exercise price

                 Employment Arrangements With Executive Officers

     The Company entered into written employment agreements effective January 1, 1993, with David E. O'Reilly, Lawrence P. O'Reilly, Charles H. O'Reilly, Jr. and Rosalie O'Reilly Wooten. Such agreements, which are in substantially identical form, provide for each of the foregoing executive officers to be employed by the Company for a minimum period of three years and automatically renew for each calendar year thereafter. As compensation for services rendered to the Company, the agreements provide for each executive officer to receive (i) a base annual salary of $220,000 for David and Lawrence O'Reilly, $176,000 for Charles
O'Reilly, Jr. and $140,000 for Rosalie O'Reilly Wooten, adjusted annually for increases in the cost of living as reflected by the Consumer Price Index for All Urban Consumers as determined by the United States Department of Labor, Bureau of Labor Statistics, and (ii) a bonus, the amount of which is determined by reference to such criteria as may be established by the Compensation Committee. See Summary Compensation Table on page 5.

     An executive's employment may be terminated by the Company for cause (as defined in the agreement) or without cause. If an executive's employment is terminated for cause or if an executive resigns, such executive's salary and bonus rights will cease on the date of such termination or resignation. If the Company terminates an executive without cause, all compensation payments will continue through the remainder of the agreement's term. Pursuant to his or her respective agreement, each executive has agreed for so long as he or she is receiving payments thereunder to refrain from disclosing information confidential to the Company or engaging, directly or indirectly, in any automotive parts distribution, manufacturing or sales business in the states in which the Company operates without prior written consent of the Company.


                      REPORT OF THE COMPENSATION COMMITTEE

General

     The Compensation Committee of the Board of Directors is responsible for recommending to the Board of Directors a compensation package and specific compensation levels for the executive officers of the Company. Additionally, the Compensation Committee establishes policies and guidelines for other benefit programs and administers the award of stock options under the Company's 1993 Stock Option Plan. The Compensation Committee is composed of two independent, non-employee members of the Board of Directors.

Policy

     The Compensation Committee's policy with respect to executive compensation is to provide the executive officers of the Company with a total compensation package which is competitive and equitable and which encourages and rewards performance based in part upon the Company's performance in terms of increases in share value. The key components of the Company's compensation package for its executive officers are base salary, annual cash bonuses and long-term, stock-based incentives.

Base Salary

     The minimum annual base salary of each of Charles H.  O'Reilly,  Jr., David
E. O'Reilly, Lawrence P. O'Reilly and Rosalie O'Reilly Wooten is fixed under their employment agreements with the Company, subject to increases by the Board of Directors (after considering the recommendations of the Compensation Committee). The base salary for each of these executive officers was established prior to the Company's initial public offering in April 1993. The minimum annual base salary, which was set by the Board of Directors (as then constituted) for purposes of the employment agreements with each of the aforementioned executive officers, represented the subjective judgment of the Board as to a fair minimum compensation level, taking into account the then contemplated initial public offering and the potential for additional cash compensation in the form of a bonus for 1993. Any future recommendation by the Compensation Committee for adjustments to the annual base salary of an executive officer will be for the purposes of bringing them in line with base compensation then being paid by the Company's competitors for executive management, based upon the Compensation Committee's review of, among other things, compensation data for comparable companies and positions, and, in the case of executive officers other than the Chief Executive Officer, the Chairman of the Board or the Chief Operating
Officer, reflecting increased responsibilities. The Compensation Committee believes that the Company's principal competitors for executive management are not necessarily the same companies that would be included in a peer group compiled for purposes of comparing shareholder returns. Consequently, the companies that are reviewed for such compensation purposes may not be the same as the companies comprising the Standard & Poor's Auto Parts-After Market Stock Price Index included in this Proxy Statement. The base salaries of the aforementioned executive officers were increased in 1997 to reflect increases in the Consumer Price Index from 1996 to 1997, increases in responsibilities due to the Company's growth and to align executive compensation with comparable companies and positions.

Bonuses

     Prior to its initial public offering, the Company had historically determined the amount of cash bonuses to be paid to its executive officers on a subjective basis, taking into account the financial results for the preceding year generally (such as total sales, comparable store sales, operating income and return on shareholders' equity) without giving any specific weight to any specific factor. The Compensation Committee established a new bonus plan in 1993, basing the award of cash bonuses for the Chief Executive Officer, the Chairman of the Board and the Chief Operating Officer of the Company upon objective criteria. Under this bonus plan, the Chief Executive Officer, the Chairman of the Board and the Chief Operating Officer of the Company each will receive a bonus based upon a percentage of pre-tax earnings (with no minimum level of pre-tax earnings required), exclusive of extraordinary items, earned by the Company, subject to a maximum cash bonus equal to such executive officer's base salary for the year in which such bonus is earned. The bonuses to be awarded to all other officers of the Company are based upon each such officer's contribution, responsibility and performance during the year, and are thus subjective in nature. In formulating its recommendation for the bonuses of such other officers of the Company, the Compensation Committee considers, among other things, the evaluation of the Chief Executive Officer of the Company with regard to the contribution, responsibility and performance of the officer in question and his views on the appropriate compensation level of such executive officer.

Long-Term Incentives

     The only long-term incentive currently offered by the Company is stock option awards. Stock options may be awarded to the Chief Executive Officer, the other individual executive officers and upper and middle managers by the Board of Directors, based upon, in the case of the Chief Executive Officer and other individual executive officers, the recommendation of the Compensation Committee.

     It is the stock option program which links rewards to the achievement of long-term corporate performance. In determining whether and how many options should be granted, the Compensation Committee may consider the responsibilities and seniority of each of the executive officers, as well as the financial performance of the Company and such other factors as it deems appropriate, consistent with the Company's compensation policies. However, the Compensation Committee has not established specific target awards governing the receipt, timing or size of option grants. Thus, determinations with respect to the granting of stock options are subjective in nature.

CEO Compensation

     The base salary of Mr. David E. O'Reilly, the Chief Executive Officer of the Company, was established under his employment agreement dated January 1, 1993, and the criterion to be achieved for his bonus was determined by the Compensation Committee in February 1997, based upon a percentage of the pre-tax earnings, exclusive of extraordinary items, earned by the Company in 1996. This cash bonus, in an amount equal to his base salary for 1997, was paid to the Chief Executive Officer in equal monthly installments during 1997. The cash bonus to be paid to the Chief Executive Officer in 1998 will be based upon the same percentage of pre-tax earnings, exclusive of extraordinary items, earned by the Company in 1997, not to exceed the Chief Executive Officer's base salary for 1998. Mr. O'Reilly was granted options to purchase 70,000 shares of common stock in 1997.

Respectfully submitted,


                         THE COMPENSATION COMMITTEE OF
              THE BOARD OF DIRECTORS OF O'REILLY AUTOMOTIVE, INC.

     Jay Burchfield, Chairman of the Compensation Committee
     Joe C. Greene, Member of the Compensation Committee

                      TRANSACTIONS WITH INSIDERS AND OTHERS

     Thirty-three of the Company's stores are operated under a written master lease with O'Reilly Investment Company, a Missouri general partnership in which David E. O'Reilly, Lawrence P. O'Reilly, Charles H. O'Reilly, Jr., the Company's Chief Executive Officer, Chief Operating Officer and Chairman of the Board, respectively, and their spouses are the general partners. Twenty-six of the Company's stores are operated under a written master lease with O'Reilly Real Estate Company, a Missouri general partnership, in which David E. O'Reilly, Lawrence P. O'Reilly, Charles H. O'Reilly, Jr., Rosalie O'Reilly Wooten and their spouses, are the general partners. The terms of such lease will expire on December 31, 1998, subject to renewal at the option of the Company for an additional period of up to six years. During 1997, the Company paid aggregate rentals to O'Reilly Investment Company of $968,400 and to O'Reilly Real Estate of $1,022,760.

     The Company believes that the terms and conditions of the transactions with affiliates described above were no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated parties.


           COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation of over $1 million paid to any one of the corporation's chief executive officer and four other most highly compensated executive officers for any single fiscal year. Qualifying performance-based compensation is not subject to such limitation if certain requirements are met. Given the current compensation levels of the Company's executive officers, the Compensation Committee has not as yet determined whether or not to structure the performance-based portion of the compensation of the Company's executive officers in a manner that meets the requirements of Section 162(m).


                              PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return of a $100 investment on April 22, 1993 (the date of the Company's initial public offering) in the Company's Common Stock against the Nasdaq Stock Market Total Return Index and the Nasdaq Retail Trade Stocks Total Return Index, assuming reinvestment of all dividends.

   Measurement
     Period
  (Fiscal Year            O'Reilly            Nasdaq               Nasdaq
    Covered)          Automotive, Inc.     Stock Market      Retail Trade Stocks
----------------      ----------------     ------------      -------------------
        04/93               $100               $100                 $100
        12/93                166                117                  118
        12/94                141                115                  107
        12/95                166                162                  118
        12/96                183                200                  141
        12/97                300                245                  166


             PROPOSAL 2 - AMENDMENT OF THE O'REILLY AUTOMOTIVE, INC.
                             1993 STOCK OPTION PLAN

General

     On February 26, 1993, the Board of Directors adopted and the Company's shareholders approved the O'Reilly Automotive, Inc. 1993 Stock Option Plan (the "Plan"), which was designed to provide for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options to certain key employees of the Company and its subsidiaries. The aggregate number of shares of common stock, par value $0.01 per share, of the Company (the "Stock") that could be issued under the Plan was limited to 500,000 shares, subject to certain adjustments. On February 28, 1995, the Board of Directors amended the Plan in order to increase the number of shares of Stock available for issuance from 500,000 to 1,000,000 (the "1995 Plan Amendment"). On July 8, 1997, the Board of Directors declared a two-for-one stock split to be effected in the form of a 100% stock dividend payable to all shareholders of record as of July 31, 1997. The stock dividend was paid on August 31, 1997. Accordingly, all authorized, issued and outstanding shares have been reclassified to reflect the retroactive effect of the stock split; thus, the restated number of shares available for issuance per the 1995 Plan Amendment is 2,000,000.

     On February 5, 1998, the Board of Directors amended the plan in order to increase the number of shares of Stock available for issuance from 2,000,000 to 3,000,000 (the "1998 Plan Amendment") and directed that the 1998 Plan Amendment will become effective only if the holders of at least a majority of the issued and outstanding shares of Stock present at the Annual Meeting in person or by proxy vote for the approval of the 1998 Plan Amendment.

     In addition to linking a portion of executive compensation to the achievement of long-term corporate performance, the Plan is also designed to provide a means whereby certain key employees of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and its subsidiaries, to encourage them to remain with and devote their best efforts to the business of the Company and its subsidiaries, thereby advancing the interests of the Company and its shareholders. Options to acquire 1,336,200 shares of Stock are currently outstanding under the Plan, including options to purchase 170,000 shares to each of David E. O'Reilly and Lawrence P. O'Reilly; options to purchase 115,000 shares to Charles H. O'Reilly, Jr.; options to purchase 90,000 shares to Ted F. Wise; and options to purchase 55,000 shares to Rosalie O'Reilly Wooten, each at an exercise price equal to the market value of the Stock on the date of grant. (See Executive Compensation.) Because of the number of shares covered by options previously granted, the Board of Directors believes that the 1998 Plan Amendment will provide additional flexibility in granting options to the Company's key employees in 1998 and beyond.

     The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Plan authorizes the grant of incentive stock options and nonqualified stock options to the key employees of the company, including its officers. The Plan will expire on, and no options may be granted thereunder after February 25, 2003, subject to the right of the Board of Directors to terminate the Plan at any time prior thereto. The Board of Directors may amend the Plan at any time; provided, however, that no change in any option theretofore granted may be made that would impair the rights of the optionee without the consent of such optionee.

     An option enables the optionee to purchase shares of Stock at the option price. The option price per share may not be less than the fair market value of the Stock at the time the option is granted, provided that in the event of the grant of an incentive stock option to an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of the Company's stock, the option price may not be less than 110% of the fair market value of the Stock on the date of grant. To the extent that the aggregate fair market value (determined at the date of grant) of stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options shall be treated as nonqualified stock options. Otherwise, there are no limits on the size of individual option grants under the Plan. In order to obtain the shares, a participant must pay the full option price to the Company at the time of exercise of the option. The purchase price may be paid in cash, or with the consent of the Committee, Stock, including Stock acquired under the same option.

     The Plan provides that stock options may be granted with terms of no more than ten years from the date of grant, provided that with respect to the grant of an incentive stock option to an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of the Company's stock, the term of such option may not exceed five years. Options will survive for a limited period of time after the optionee's death, disability or normal retirement from the Company. Any shares as to which an option expires, lapses unexercised or is terminated or canceled shall continue to be available for other options under the Plan.

Federal Income Tax Consequences

     An optionee will not realize any income, nor will the Company be entitled to a deduction, at the time an incentive stock option is granted. If an optionee does not dispose of the shares acquired on the exercise of an incentive stock option within one year after the transfer of such shares to him or within two years from the date the incentive stock option was granted to him, for federal income tax purposes: (a) the optionee will not recognize any income at the time of exercise of his incentive stock option; (b) the amount by which the fair market value (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the shares at the time of exercise exceeds the exercise price is an item of tax preference subject to the alternative minimum tax on individuals; and (c) the difference between the incentive stock option price and the amount realized upon sale of the shares of the optionee will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction upon the exercise of an incentive stock option. Except in the case of a disposition following death of an optionee and certain other limited exceptions, if the Stock acquired pursuant to an incentive stock option is not held for the minimum periods described above, the excess of the fair market value of the Stock at the time of exercise over the amount paid for the Stock generally will be taxed as ordinary income to the optionee in the year of disposition.

     The Company is entitled to a deduction for federal income tax purposes at the time and in the amount in which income is taxed to the optionee as ordinary income by reason of the sale of Stock acquired upon exercise of any incentive stock option.

     An optionee will not realize any income at the time a nonqualified stock option is granted, nor will the Company be entitled to a deduction at that time. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income (whether the nonqualified stock option is paid in cash or by the surrender of previously owned Stock), in an amount equal to the difference between the option price and the fair market value of the shares to which the nonqualified stock option pertains. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the optionee.

     The last reported sale price of Stock on March 19, 1998, as reported on the Nasdaq National Market System, was $28.25.

     The Board of Directors recommends a vote "FOR" the approval of the 1998 Plan Amendment of the O'Reilly Automotive, Inc. 1993 Stock Option Plan, which is
Item 2 on the Proxy Card.

             PROPOSAL 3 - AMENDMENT OF THE O'REILLY AUTOMOTIVE, INC.
                          DIRECTORS' STOCK OPTION PLAN

General

     On February 23, 1993, the Board of Directors adopted and the Company's shareholders approved the O'Reilly Automotive, Inc. Directors' Stock Option Plan (the "Directors' Plan"), which was designed to provide for the grant of nonqualified stock options under Section 83 of the Internal Revenue Code to non-employee directors of the Company and its subsidiaries. The aggregate number of shares of common stock, par value $0.01 per share, of the Company (the "Stock") that could be issued under the Plan was limited to 50,000 shares, subject to certain adjustments. On July 8, 1997, the Board of Directors declared a two-for-one stock split to be effected in the form of a 100% stock dividend payable to all shareholders of record as of July 31, 1997. The stock dividend was paid on August 31, 1997. Accordingly, all authorized, issued and outstanding shares have been reclassified to reflect the retroactive effect of the stock split; thus, the restated number of shares available for issuance per the 1993 Directors' Plan Amendment is 100,000.

     On February 5, 1998, the Board of Directors amended the plan in order to increase the number of shares of Stock available for issuance from 100,000 to 150,000 (the "1998 Directors' Plan Amendment") and directed that the 1998 Directors Plan Amendment will become effective only if the holders of at least a majority of the issued and outstanding shares of Stock present at the Annual Meeting in person or by proxy vote for the approval of the 1998 Directors' Plan Amendment.

     The purpose of the Directors' Plan is to provide further inducement to qualified persons to become and remain non-employee Directors of the Company and additional incentive by encouraging them to acquire shares of common stock upon the exercise of options granted in return for services rendered by them to the Company, thereby increasing non-employee directors' proprietary interest in the business in the Company and furthering the interest of the Company and its stockholders.

     Options to acquire 30,000 shares of Stock are currently outstanding under the Directors' Plan, including options to purchase 25,000 shares to Joe C. Greene and options to purchase 5,000 shares to Jay D. Burchfield, each at an exercise price equal to the market value of the Stock on the date of grant. (See Directors Compensation.) Because of the number of shares covered by options previously granted, the Board of Directors believes that the 1998 Directors Plan Amendment will provide additional flexibility in granting options to the Company's non-employee directors in 1998 and beyond.

     The Directors Plan is administered by the Chairman of the Board ("Administrator") and is intended to be a "formula award" plan under Rule 16b-3. The Directors Plan authorizes the Administrator to adopt, amend and rescind administrative rules or take actions as deemed appropriate to implement or interpret the provisions of the Directors' Plan or to exercise any authority, discretion or power implicitly or explicitly granted to the Administrator. The Directors' Plan will expire on, and no options may be granted thereunder after February 26, 2003, subject to the right of the Board of Directors to terminate the Plan at any time prior thereto. The Board of Directors may amend the Plan at any time; provided, however, that no change in any option theretofore granted may be made that would impair the rights of the optionee without the consent of such optionee.

     An option enables the optionee to purchase shares of Stock at the option price. The option price per share shall be 100% of the fair market value of the Stock at the time the option is granted. In order to obtain the shares, a participant must pay the full option price to the Company at the time of exercise of the option. The purchase price may be paid in cash, or with the consent of the Committee, Stock, including Stock acquired under the same option.

     The Directors' Plan provides that stock options may be granted with terms of no more than seven years from the date of grant. Options granted under the Directors' Plan are not transferable or assignable nor may they be subject to seizure or transferability by operation of law. Options will survive for a limited period of time after the optionee's death, disability or the date on which the optionee's service on the Board ceases. Any shares as to which an option expires, lapses unexercised or is terminated or canceled shall continue to be available for other options.

Federal Income Tax Consequences

     An optionee will not realize any income at the time a nonqualified stock option is granted, nor will the Company be entitled to a deduction at that time. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income (whether the nonqualified stock option is paid in cash or by the surrender of previously owned Stock), in an amount equal to the difference between the option price and the fair market value of the shares to which the nonqualified stock option pertains. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the optionee.

     The last reported sale price of Stock on March 19, 1998, as reported on the Nasdaq National Market System, was $28.25.

     The Board of Directors recommends a vote "FOR" the approval of the 1998 Plan Amendment of the O'Reilly Automotive, Inc. Directors' Stock Option Plan, which is Item 3 on the Proxy Card.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on the Company's review of the copies of such forms furnished to it and written representations with respect to the timely filing of all reports required to be filed, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1997 with the exception of Charles H. O'Reilly, Jr. A Form 4 for Mr. O'Reilly in connection with a March 1997 transaction was inadvertently filed after the deadline. Additionally, in 1997 a Form 4 was filed for incentive stock options granted to James R. Batten in 1996.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The firm of Ernst & Young LLP served as the Company's independent auditors for the year ended December 31, 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders, and such representatives will have the opportunity to make statements if they so desire.


                           ANNUAL SHAREHOLDERS' REPORT

     The Annual Shareholders' Report of the Company for fiscal 1997 containing, among other things, audited consolidated financial statements of the Company, accompanies this Proxy Statement.


                        FUTURE PROPOSALS OF SHAREHOLDERS

     All proposals of security holders intended to be presented at the 1998 annual meeting of shareholders must be received by the Company in writing not later than December 5, 1998, for inclusion in the Company's 1999 Proxy Statement and form of proxy relating to such meeting.


                                 OTHER BUSINESS

     The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment as to the best interests of the Company.

                                  MISCELLANEOUS

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

     Shareholders are urged to mark, sign, date and send in their proxies without delay.

     A copy of the Company's annual report on Form 10-K for 1997 filed with the Securities and Exchange Commission (excluding exhibits) is available to shareholders without charge, upon written request to the Secretary, O'Reilly Automotive, Inc., 233 South Patterson, Springfield, Missouri 65802.

                                              By Order of the Board of Directors



                                              Tricia Headley
                                              Secretary

Springfield, Missouri
April 3, 1998

                              O'REILLY AUTO PARTS
                           PROFESSIONAL PARTS PEOPLE




April 3, 1998


Dear Shareholder:

     Below is a proxy card to cast your votes for matters to be voted on at the Annual Meeting of Shareholders.

     Whether or not you plan to attend in person, please complete, sign, date and return the card below in the envelope provided at your earliest convenience. If you choose to attend the meeting, you may revoke your proxy and personally cast your vote.

     We hope to see you at the O'Reilly Automotive, Inc. Annual Meeting of Shareholders. Thank you for your continued support of our Company.



Charles H. O'Reilly, Jr.
Chairman of the Board

                               D e t a c h   H e r e
--------------------------------------------------------------------------------

     1.  ELECTION OF DIRECTORS:

          [ ] FOR all nominees listed (except as marked to the contrary below)

          [ ] WITHHOLD AUTHORITY  (to vote for all nominees, listed below)

          (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below. Failure to follow this procedure to withhold authority to vote for any individual nominee will result in the granting of authority to vote for the election of such nominee.)

     CLASS II DIRECTORS (three-year term)

     Rosalie O'Reilly Wooten        Lawrence P. O'Reilly       Joe C. Greene


     2. Proposal to approve the Board of Directors' adoption of an amendment to the Company's 1993 Stock Option Plan to increase the number of shares covered thereunder from 2,000,000 to 3,000,000.

          [ ] FOR
          [ ] AGAINST
          [ ] ABSTAIN


     3. Proposal to approve the Board of Directors' adoption of an amendment to the Company's Director Stock Option Plan to increase the number of shares covered thereunder from 100,000 to 150,000.

          [ ] FOR
          [ ] AGAINST
          [ ] ABSTAIN

     4. In his discretion, the proxy appointed hereunder is authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

The undersigned hereby acknowledges receipt of copies of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Shareholders' Report of the Company.


DATED:___________________________, 1998.


__________________________________________
Signature

_________________________________________________________
Signature, if held jointly

Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign, When signing as attorney-in-fact, executor, administrator, personal representative, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY
                           O'REILLY AUTOMOTIVE, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                        1998 ANNUAL SHAREHOLDERS' MEETING

     The undersigned shareholder(s) of O'Reilly Automotive, Inc., a Missouri corporation, hereby appoint(s) Charles H. O'Reilly, Jr. or, if he is unable or unwilling to act, then David E. O'Reilly or, if he is unable or unwilling to act, then Lawrence P. O'Reilly as proxies, each with full power to appoint his substitute, and hereby authorize(s) such person serving as proxy to represent and to vote, as designated below; all of the shares of voting stock of O'Reilly Automotive, Inc. held of record by the undersigned on February 27, 1998, at the Annual Meeting of Shareholders to be held on May 5, 1998, or any adjournments thereof.

(Continued and to be signed on the reverse side.)

                               D e t a c h   H e r e
--------------------------------------------------------------------------------

                           HIGHLIGHTS OF OUR 40th YEAR

Net sales rose 22.1% to record $316.4 million

Net income increased 21.6% to new high of $23.1 million, or $1.10 per share (basic)

Record number of 40 (net) stores opened

Same-store sales rose 6.8%

Remodeled or relocated 28 stores

100% stock dividend paid to all shareholders in August 1997 in the form of a two-for-one stock split

O'Reilly Automotive, Inc. is now one of the ten largest auto parts chains in the country following the Hi/LO Auto Supply merger in January 1998.